Riviera Holdings Corporation
                 2901 Las Vegas Boulevard South
                       Las Vegas, NV 89109
               Investor Relations: (800) 362-1460
                       TRADED: AMEX - RIV
                       www.theriviera.com


FOR FURTHER INFORMATION:
AT THE COMPANY:                         INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO          Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice (208) 241-3704 Voice (702) 794-9442 Fax (208) 232-5317 Fax
Email: dkrohn@theriviera.com Email: etruax@aol.com

FOR IMMEDIATE RELEASE:

RIVIERA DOES NOT SUPPORT D. E. SHAW LAMINAR PORTFOLIO'S POTENTIAL ACQUISITION


         LAS VEGAS, NV - August 23, 2004 - Riviera Holdings Corporation (AMEX:
RIV) today reported that after careful consideration, its Board of Directors has determined not to support the potential acquisition of Riviera that D. E. Shaw Laminar Portfolios, L.L.C. reported in an August 20, 2004 amendment to its
Schedule 13D filed with the SEC. Among the factors leading to this determination was that D. E. Shaw Laminar Portfolios' expression of interest did not, in the Board's view, sufficiently demonstrate how it intends to satisfy the relevant gaming regulatory requirements including the requirements of Missouri , where Riviera proposes to construct a casino/hotel/entertainment complex in Jefferson County. Taking into account all relevant factors, including these regulatory matters and Riviera's objective of achieving regional diversification as one of the means of maximizing shareholder value, the Board concluded that the potential transaction was not in the best interests of Riviera and its shareholders at the present time. While there are no assurances of when the Missouri regulators will make a decision regarding a casino in the St. Louis area, they have indicated that they hope to select one or more applicants for priority investigation in September 2004.

Safe Harbor Statement:

         The forward-looking statements included in this news release, which reflect management's best judgment based on factors currently known to it, involve risks and uncertainties including expansion objectives and timetables, regulatory approvals, third parties' proposals, hotel and casino market conditions, financing requirements and other risks and uncertainties detailed from time to time in Riviera's filings with the Securities and Exchange Commission, including the Report on Form 10-K for December 31, 2003. Actual results may differ materially.

About Riviera Holdings:

         Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera's stock is traded on the American Stock Exchange ("AMEX") under the symbol RIV.

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